As filed with the Securities and Exchange Commission on March 10, 2008
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIGMA DESIGNS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2848099 (I.R.S. Employer Identification No.)

1778 McCarthy Blvd. Milpitas, California (Address of principal executive offices)	95035 (Zip Code)
2001 Stock Plan, and Amended and Restated 2001 Employee Stock Purchase Plan
(Full title of the plans)

Thinh Q. Tran
President and Chief Executive Officer
Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, CA 95035
(Name and address agent for service)
(408) 262-9003
(Telephone number, including area code, of agent for service)

Copy to:
James J. Masetti, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
(650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                                Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                                 Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value: To be issued under the 2001 Stock Plan	1,000,000	$27.125	$27,125,000	$1,066.01
Common Stock, no par value: To be issued under the Amended and Restated 2001 Employee Stock Purchase Plan	50,000	$27.125	$1,356,250	$53.30
Total Registration Fee	N/A	N/A	N/A	$1,119.31

(1)      The securities to be registered include options and rights to acquire Common Stock.
(2)      Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)      Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on March 7, 2008.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

We are filing this Registration Statement for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement that we filed on Form S-8 relating to the same employee benefit plans is effective.

The contents of our previously filed Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2007 (File No. 333-144213), March 9, 2006 (File No. 333-132303), October 7, 2005 (File No. 333-128895), April 9, 2004 (File No. 333-114374), July 11, 2003 (File No. 333-106978), February 28, 2003 (File No. 333-83126), February 21, 2002 (File No. 333-83126) and June 29, 2001 (File No. 333-64234), excluding reports that we filed with the Commission that we incorporated into these Form S-8 Registration Statements in order to maintain current information about us, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the Commission on April 20, 2007.

(b)	Annual Report filed on Form 10-K/A for the fiscal year ended February 3, 2007 filed with the Commission on August 9, 2007.

(c)	Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2006 filed with the Commission on April 20, 2007.

(d)	Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2006 filed with the Commission on April 20, 2007.

(e)	Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2007 filed with the Commission on June 14, 2007.

(f)	Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2007 filed with the Commission on September 13, 2007.

(g)	Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2007 filed with the Commission on December 13, 2007.

(h)	Current Reports on Form 8-K filed with the Commission on February 9, 2007, March 1, 2007, April 27, 2007, May 18, 2007, May 21, 2007 and June 18, 2007.

(i)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on November 3, 1986, including any amendment or report filed for the purpose of updating such description.

(j)
The description of the Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on June 8, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8: Exhibits.

Exhibit No.	Description
4.1
Preferred Stock Rights Agreement, dated as of June 7, 2004, between the Company and Mellon Investors Services LLC, as Rights Agent, including the Certificate of Designation, the Form of Rights Certificate and the Summary of Rights attached thereto as Exhibit A, B and C, respectively (incorporated by reference to exhibit filed with the Registrant’s Current Report on Form 8-K filed on June 8, 2004).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino McKenna LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

Item 9: Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Milpitas, State of California, on the 10th day of March, 2008.

SIGMA DESIGNS, INC.

By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thinh Q. Tran and Thomas E. Gay III and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

\s\ Thinh Q. Tran Thinh Q. Tran	President and Chief Executive Officer (Principal Executive Officer)	March 10, 2008

\s\ Thomas E. Gay III Thomas E. Gay III	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 10, 2008

\s\ William J. Almon William J. Almon	Director	March 10, 2008

\s\ Julien Nguyen Julien Nguyen	Director	March 10, 2008

\s\ Lung C. Tsai Lung C. Tsai	Director	March 10, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Preferred Stock Rights Agreement, dated as of June 7, 2004, between the Company and Mellon Investors Services LLC, as Rights Agent, including the Certificate of Designation, the Form of Rights Certificate and the Summary of Rights attached thereto as Exhibit A, B and C, respectively (incorporated by reference to exhibit filed with the Registrant’s Current Report on Form 8-K filed on June 8, 2004).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino McKenna LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).